Exhibit 10.8

                              EMPLOYMENT AGREEMENT

            Employment Agreement dated as of February 28, 2007, between Dick Foster Productions, Inc., a Nevada corporation (the "Company"), and David W. Gravatt, residing at 2128 Rockrose Circle, Henderson, NV 89014 ("Employee").

            Whereas,  Sibling  Theatricals,  Inc., a Delaware  corporation and a wholly owned subsidiary of Sibling Entertainment Group, Inc., a New York corporation ("Sibling") has entered into a stock purchase agreement among the Company, Sibling and others (as stockholders of the Company) pursuant to which Sibling has acquired eighty (80%) percent of the Company's issued and outstanding shares of common stock (the "Stock Purchase Agreement"); all capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Stock Purchase Agreement;

      Whereas the effective date for this Agreement shall be ninety (90) days after the Closing Date of the Stock Purchase Agreement (the "Effective Date");

      Whereas, Employee is currently engaged by the Company as an employee in the capacity of the Company's Chief Operating Officer, and will continue as an employee at the discretion of the Company until the Effective Date;

      Whereas, the execution and delivery of this Agreement is a condition to the consummation of the transactions contemplated by the Stock Purchase Agreement;

      Whereas, the capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Stock Purchase Agreement; and

      Whereas, the Company desires to continue to engage Employee under this agreement for three (3) years commencing on the Effective Date to continue to perform services for the Company (subject to Section 14), and Employee desires to perform such services, on the terms and conditions hereinafter set forth.

            NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

      1.    Term


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The Company  agrees to employ  Employee,  and Employee  agrees to serve,  on the terms and conditions of this Agreement for a period commencing on the Effective Date and ending three (3) years from the Effective Date, or such shorter period as may be provided for herein. This period during which Employee is employed hereunder is hereinafter referred to as the "Employment Period." However, if the Closing under the Stock Purchase Agreement shall not take place by March 31, 2007, or such other date as may be permitted under the terms of the Stock Purchase Agreement, then this Agreement and all obligations of each party hereunder shall immediately terminate as of the date hereof and as if never entered into. Six months prior to the end of the Employment Period, the Company and the Employee shall enter into negotiations regarding the possible extension of the Employment Period. However, if such negotiations are not concluded within ninety days from the commencement of such negotiations, this Agreement shall terminate in accordance with the terms of this Agreement.

      2.    Duties and Services

            During the Employment Period, Employee shall be employed by the Company as its Chief Operating Officer and shall continue to assume such duties and responsibilities as are assigned to him by the Company consistent with such position. Employee agrees to devote all his time and efforts and skills to the performance of his duties under this Agreement and will use his best efforts to promote the success of the Company's business, and will cooperate fully with the Board of Directors in the advancement of the best interests of the Company. Employee shall be available to travel as the reasonable needs of the business require. Employee shall report to, and assume such duties and responsibilities as are assigned to him by, the Board of Directors of the Company, or such other person as shall be designated by the Board of Directors of the Company. If elected a director of the Company, Employee will fulfill his duties as such director or officer without additional compensation.

      3.    Compensation

            (a) As full compensation for his services hereunder, the Company shall pay Employee, (i) a base salary payable in accordance with the regular payroll practices of the Company at the rate of two hundred fifty nine thousand ($259,000) dollars per annum (the "Base Salary"), and (ii) such Base Salary shall increase annually at the rate of six (6%) per annum on the anniversary of this Agreement, (iii) all payments of base salary are to be made in 24 equal bi-monthly payments,

            (b) The Employee shall be entitled to a quarterly bonus equal to the following:

                  a. one (1%) percent of the Company's increase in gross revenues reported by the Company for each calendar quarter as compared with the same calendar quarter for the previous year.

                  b. two and one-half  (2.5%) percent of the Company's  increase in net profits reported by the Company for each calendar quarter as compared with the same calendar quarter for the previous year.

            (c) Employee shall participate in the present and future employee benefit


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

plans of the Company if he meets the eligibility requirements therefore. Employee shall continue to have use of the car currently leased for his use by the Company and upon termination of any lease of such car, the employee shall be provided with a new leased car of equal quality, or an allowance of no less than $1,000.00 per month during the balance of the Employment Period.

            (d) The Employee will be entitled to four (4) weeks paid vacation for each twelve month period ("Employment Year") during the Employment Period in accordance with the vacation policies established by the Company for its executive officers from time to time. The Employee will also be entitled to paid holidays as set forth in the Company's policies. Vacation days and holidays during any such Employment Year may not be used any subsequent Employment Year.

            4. Expenses

            Employee shall be entitled to reimbursement for reasonable travel and other out-of-pocket expenses necessarily incurred in the performance of his duties hereunder, upon submission and approval of written statements and bills in accordance with the then regular procedures of the Company.

            5. Representations and Warranties of Employee

            Employee represents and warrants to the Company that (a) Employee is under no contractual or other restriction or obligation which is inconsistent with the execution of this Agreement, the performance of his duties hereunder, or the other rights of the Company hereunder, and (b) Employee is under no physical or mental disability that would hinder his performance of duties under this Agreement.

            6. Non-Competition

            (a) As an inducement for Sibling to enter into the Stock Purchase Agreement and as additional consideration for the consideration to be paid to the Sellers under the Stock Purchase Agreement and the consideration to be paid under this Agreement, Employee agrees that during the term of this Agreement and for a period of one (1) year thereafter, or, if terminated without cause pursuant to Section 9(c), through the Severance Period (the "Restriction Period"):

            (i) Employee will not, directly or indirectly, engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, or control of, be employed by, associated with, or in any manner connected with, lend Employee's name or any similar name to, lend Employee's credit to, or render services or advice to, any business located in Las Vegas whose products or activities compete in whole or in part with the products or activities of the Company with which the Company currently has or has had an agreement of any kind within the last three (3) years, or has been in negotiations, offered, approached or considered to engage in a business transaction of any kind during the Restriction Period (the "Restricted Territory"), provided, however, that Employee may purchase or otherwise acquire up to (but not more than) one percent of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities


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

Exchange Act of 1934. Employee agrees that this covenant is reasonable with respect to its duration, geographical area, and scope. In addition, Employee hereby acknowledges that Harrah's Entertainment, Inc. is presently an entity that the Company does business with and Employee is subject to the restriction set forth in this paragraph.

            (ii) Employee will not, directly or indirectly, either for himself or any other Person, (A) induce or attempt to induce any employee of an Acquired Company to leave the employ of such Acquired Company, (B) in any way interfere with the relationship between an Acquired Company and any employee of such Acquired Company, (C) employ, or otherwise engage as an employee, independent contractor, or otherwise, any employee of an Acquired Company, or (D) induce or attempt to induce any customer, supplier, licensee, or business relation of an Acquired Company to cease doing business with such Acquired Company, or in any way interfere with the relationship between any customer, supplier, licensee, or business relation of an Acquired Company.

            (iii) Employee will not, directly or indirectly, either for himself or any other Person, solicit the business of any Person known to Employee to be a customer of an Acquired Company, whether or not Employee had personal contact with such Person, with respect to products or activities which compete in whole or in part with the products or activities of the Company in the Restricted Territory;

            (iv) In the event of a breach by Employee of any covenant set forth in Subsection 6 (a) of this Agreement, the term of such covenant will be extended by the period of the duration of such breach;

            (v) Employee will not, at any time during or after the Restriction Period, disparage Buyer or the Acquired Companies, or any of their shareholders, directors, officers, employees, or agents; and

            (vi) Employee will during the Restriction Period, within ten days after accepting any employment, advise Buyer of the identity of any employer of Employee. Buyer or an Acquired Company may serve notice upon each such employer that Employee is bound by this Agreement and furnish each such employer with a copy of this Agreement or relevant portions thereof.

      (b) Notwithstanding paragraph (a) herein, Employee may continue in the capacity of of Cutting Edge Creative Services, Inc. without violating paragraph
(a) provided that Employee in no way solicits, engages, contracts, or attempts to solicit, engage, or contract with any existing or after-acquired clients of the Company.

      (c) If any restriction contained in this Section 6, or in Sections 8 or 9, shall be deemed to be invalid, illegal, or unenforceable by reason of the extent, duration, or geographical scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration or geographical scope, or other provisions thereof, and in its reduced form such restrictions shall be enforceable in the manner contemplated hereby.

      (d) For purposes of this Section 6, and Sections 7 and 8 hereof, phrases such as "during the period of Employee's employment by the Company," and similar phrases, refer to


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

Employee's employment by the Company whether or not pursuant to this Employment Agreement.

            7. Intellectual Property

            Any interest in patents, patent applications, inventions, copyrights, developments, and processes ("Intellectual Property") which Employee hereafter, during the period he is employed by the Company, may own or develop relating to the fields in which the Company may then be engaged shall belong to the Company; and forthwith upon request of the Company, Employee shall execute all such assignments and other documents and take all such other action as the Company may reasonably request in order to vest in the Company all his right, title, and interest in and to such Intellectual Property free and clear of all liens, charges, and encumbrances. Employee undertakes to disclose promptly to the Company any and all Intellectual Property, business information and other information obtained by Employee concerning the business or affairs of the Company or Sibling during the course of Employee's employment by the Company, including, without limitation, inquiries concerning, and potential orders for products and services.

            8. Confidential Information

            All confidential information which Employee may now possess, or may obtain or create prior to the end of the period he is employed by the Company, relating to the business of the Company, or any customer or supplier of the Company, or any agreements, arrangements, or understandings to which the Company is a party, shall not be disclosed or made accessible by him to any other person or entity either during or after the termination of his employment or used by him except during his employment by the Company in the business and for the benefit of the Company. Employee shall return all tangible evidence of such confidential information to the Company prior to or at the termination of his employment. The Employee will not remove from the Company's premises (except to the extent such removal is for the purposes of the performance of Employee's duties at home or while traveling, or except as otherwise specifically authorized by the Company) any document, record, plan, notebook or computer software whether embodied in a disk or any other form (the "Proprietary Items"). The Employee recognizes that, as between Employee and the Company, the Proprietary Items, whether or not developed by Employee, are the exclusive property of the Company. Upon termination of this Agreement for any reason, or upon the request of the Company during the Employment Period, Employee will return to the Company all of the Proprietary Items in Employee's possession or subject to Employee's control, and Employee shall not retain any copies, abstracts, sketches, or other physical embodiment of any of the Proprietary Items.


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

            For purposes hereof, "Confidential Information" includes, but is not limited to: (i) any and all trade secrets concerning the business and affairs of the Acquired Companies, product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current and planned research and development, current and planned manufacturing and distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures and architectures (and related processes, formulae, compositions, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information, of the Acquired Companies and any other information, however documented, of the Acquired Companies that is a trade secret; (ii) any and all information concerning the business and affairs of the Acquired Companies (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training and techniques and materials, however documented; and (iii) any and all notes, analysis, compilations, studies, summaries, and other material prepared by or for the Acquired Companies containing or based, in whole or in part, on any information included in the foregoing,

            9. Termination

            Notwithstanding anything herein contained, if on or after the date hereof and prior to the end of the Employment Period,

      (a) either (i) Employee shall be physically or mentally incapacitated or disabled or otherwise unable fully to discharge his duties hereunder for a period of 45 consecutive days, or 90 days, whether or not continuous, in any period of 180 days during the Employment Period, (ii) Employee shall be convicted of a crime, (iii) the Board of Directors of the Company shall have determined Employee has committed any act or omitted to take any action in bad faith and to the detriment of the Company, including, but not limited to the appropriation (or attempted appropriation) of the Company's funds or property or a material business opportunity of the Company, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of the Company or has materially neglected the Company's business,
(iv) the Board of Directors of the Company shall have determined that Employee has breached any term of this Agreement or failed to adhere to any written Company policy if Employee has been given a reasonable opportunity to comply with such policy and failed to correct such breach, if such breach is curable, within five days after commission thereof, then, and in each such case, the Company shall have the right to give notice of termination of Employee's services hereunder as of a date (not earlier than ten days from such notice) to be specified in such notice, and this Agreement shall terminate on the date so specified, or (v) Employee is convicted of, the indictment for (or its procedural equivalent), or the entering of a guilty plea or plea of no contest with respect to a felony, the equivalent thereof, or any other crime with respect to which imprisonment is a possible punishment; or

      (b) Employee shall die, in which case this Agreement shall terminate on the date of Employee's death; or

      (c) the Company shall give Employee at least 60 days prior written notice of


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

termination without cause, in which case this Agreement shall terminate on the date specified in such notice ("Termination Date"), whereupon Employee or his estate, as the case may be shall be entitled to receive such compensation as provided in Section 3 from the Termination Date through the shorter of either the end of the Employment Period or a period of one year from the Termination Date (the "Severance Period").

      (d) Upon any termination of this Agreement, the obligation of the Company to make any further payments, or provided any benefits specified herein, other than those payments and benefits as are expressly set forth herein, shall cease and terminate.

            10. Survival

            The covenants, agreements, representations, and warranties contained
in  this  Agreement   shall  survive   Employee's   termination  of  employment,
irrespective of any investigation made by or on behalf of any party.

            11. Entire Agreement; Modification

            This Agreement contains the entire understanding of the parties with respect to the subject matter hereof, supersedes all prior agreements and understandings between them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

            12. Notices

            All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

             If to the Company:

                  c/o Sibling Theatricals, Inc.
                  511 West 25th Street, Suite 503
                  New York, New York 10001
                  Attention: Mitchell Maxwell, President and CEO
                  Facsimile No.: (212) 924-9183

              With a courtesy copy to:

                  Richard I. Anslow, Esq.
                  Anslow & Jaclin, LLP


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

                195 Route 9 South, Suite 204
                Manalapan, New Jersey 07726
                Facsimile No.: (732) 577-1188

            If to Employee:

                David Gravatt
                2128 Rockrose Circle
                Henderson, NV 89014
                Facsimile No.: (702) 434-9784

            With a courtesy copy to:

                John D. Lee, Esq.
                3375 Pepper Lane, Suite 102
                Las Vegas, Nevada  89120
                Facsimile No.: (702) 898-9538

            13. Waiver

            Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

            14. Binding Effect

            Employee's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, such rights shall not be subject to commutation, encumbrance, or the claims of Employee's creditors, and any attempt to do any of the foregoing shall be void. The provisions of this Agreement shall be binding upon and inure to the benefit of Employee and his heirs and personal representatives, and shall be binding upon and inure to the benefit of the Company and its successors.

            15. No Third Party Beneficiaries

            This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement (except as provided in Section 14).

            16. Headings

            The headings in this Agreement are solely for the convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.


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

            17. Mitigation

            Notwithstanding anything set forth in this Agreement to the contrary, upon a breach of this Agreement by the Company prior to its stated three (3) year term, or upon the Company's termination of employee's employment hereunder at the end of this Agreement, Employee shall be obligated to seek other employment, and the amount of any payments or benefits provided for in this Agreement on account of such a breach shall be reduced by any compensation earned or benefit provided to Employee by another employer or otherwise.

            18. Life Insurance

            If requested by the Company or Sibling, Employee shall submit to such physical examinations and otherwise take such actions and execute and deliver such documents as may be reasonably necessary to enable the Company or Sibling at its expense and for its own benefit, to obtain life insurance on the life of Employee. Employee has no reason to believe that his life is not insurable with a reputable insurance company at rates now prevailing in the City of Las Vegas, Nevada, for healthy men of his age.

            19. Counterparts; Governing Law

            This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to the conflict of laws principles thereof.

            IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


   /s/ David W. Gravatt
--------------------------------
David W. Gravatt

Dick Foster Productions, Inc.


By: /s/ Dick Foster
   -----------------------------
Name: Dick Foster
Title:President


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